 EXHIBIT 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of April 15, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

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APEX TECH ACQUISITION INC.

UNAUDITED PRO FORMA BALANCE SHEET

April 15, 2026

	February 27, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$584,080	$(6,000)	(e)	$541,938
		30,285	(b)
		(30,285)	(c)
		(22,642)	(f)
		(6,000)	(g)
		(7,500)	(f)
Prepaid expenses	-	6,000	(g)	6,000
Total Current Assets	584,080	(36,142)		547,938

Cash and investments held in Trust Account	111,971,310	3,028,690	(a)	115,490,807
		490,807	(d)
Deferred offering costs	-	30,285	(c)	-
		8,000	(e)
		(38,285)	(h)
Total Assets	$112,555,390	$3,483,355		$116,586,684

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$-	$8,000	(e)	$9,500
		1,500	(e)
Total Current Liabilities	-	9,500		9,500
Total Liabilities	$-	$9,500		$9,500

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 600,000,000 shares authorized, 11,197,131 shares and 11,500,000 shares at redemption value of $10.00 per share, as actual and adjusted, respectively	111,971,310	3,028,690	(a)	115,490,807
		490,807	(d)
Shareholders’ Equity:
Ordinary shares, $0.0001 par value; 600,000,000 shares authorized; 3,058,254 shares and 3,061,283 issued and outstanding (excluding 11,197,131 shares subject to possible redemption)	306	-	(b)	306
Additional paid-in capital	648,491	30,285	(b)	538,132
		(38,285)	(h)
Accumulated deficit	(64,717)	(6,000)	(d)
		(490,807)	(d)
		490,807	(d)
		(1,500)	(e)
		(22,642)	(f)
		(7,500)	(f)
Total Shareholders’ Equity	584,080	(45,642)		538,438
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$112,555,390	$3,483,355		$116,038,745

The accompany notes are an integral part of the unaudited pro forma financial statement.

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Table of Contents

APEX TECH ACQUISITION INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of APEX Tech Acquisition Inc. (the “Company”) as of April 15, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 15, 2026 as described below.

On February 27, 2026, the Company consummated the IPO of 11,197,131 units (the “Units” and, with respect to the shares of ordinary shares included in the Units being offered, the “Public Shares”) including the partial exercise of the over-allotment option of 1,197,131 Units granted to the underwriters. Each Unit consists of one ordinary share and one right to receive of one-fourth (1/4) of one ordinary share upon the completion of the initial Business Combination. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $111,971,310.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriter partially excised its over-allotment option on February 27, 2026.

Following the closing of the IPO on February 27, 2026, an amount of $111,971,310 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee.

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Table of Contents

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash and investments held in Trust Account	$3,028,690
Ordinary share subject to possible redemption		$3,028,690
To record the sale of 302,869 Option Units at $10.00 per Unit

(b) Cash	$30,285
Ordinary shares		$-
Additional paid-in capital		$30,285
To record the sale of 3,029 Private Placement Units at $10.00 per Unit

(c) Deferred offering costs	$30,285
Cash		$30,285
To record payment of underwriting commission (1% of sale of Option Units proceeds)

(d) Cash and investments held in Trust Account	$490,807
Interest earned in investments held in Trust Account		$490,807
Additional paid-in capital	$490,807
Ordinary share subject to possible redemption		$490,807
To record interest earned in Trust Account and to transfer interest income to temporary equity

(e) Deferred offering costs – legal fee	$8,000
Accounting fee	1,500
Accounts payable and accrued expenses		$8,000
Accounts payable and accrued expenses		$1,500

(f) Professional fees	$22,642
Audit fee	7,500
Cash		$22,642
Cash		7,500
To record payment of various professional fees

(g) Prepaid expense	$6,000
Cash		$6,000
To record advance payment of trust fees

(h) Additional paid-in capital	$38,285
Deferred offering costs		$38,285
To record the charge of deferred offering costs to APIC

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